        Filed Pursuant to Rule 424(b)(3)

Registration No. 333-105393

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO FORM SB-2/A

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CAPE COASTAL TRADING CORPORATION

(Name of registrant as specified in its charter)

New York	2590	52-2372260

State of Jurisdiction	Primary Standard	IRS Employer
of Incorporation	Industrial Classification	Identification
or Organization	Code Number	Number

Jason L. Karavias, Esq.
47-20 Greenpoint Avenue
Sunnyside, NY 11104
(718) 729-5959

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and principal place of business)

Kwajo Sarfoh, President
301 West 53rd Street, 6C
New York, NY 10019
(646) 215-3583

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and principal place of business)

With copies to:
Jason L. Karavias, Esq.
47-20 Greenpoint Avenue
Sunnyside, NY 11104
(718) 729-5959

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATIONSTATEMENT.

November 12, 2003

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. ( ).

CALCULATION OF REGISTRATION FEE

Title of each	Amount to be	Proposed	Proposed	Amount of
class of securities	registered	maximum	maximum	registration
to be registered	offering	aggregate	fee
	price per unit(1)	offering price(2)

Common Stock,	316,500	$ .20	$ 63,300	$ 40.72
$.001 par value
to be sold by
selling
shareholders

1)     The offering price for each share is the price actually paid by the shareholders in the past.

2)     The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices.

Cape Coastal Trading Corporation hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Cape Coastal Trading Corporation shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

CAPE COASTAL TRADING CORPORATION

316,500 SHARES OF COMMON STOCK

Cape Coastal Trading Corporation (“CCTC”) is offering a maximum of 250,000 shares of common stock. The offering price for these shares is to be $.20 per share and the maximum amount to be raised is $50,000.00. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. There will be no minimum amount of shares sold and CCTC will not create an escrow account into which the proceeds from any shares will be placed. Instead, the proceeds from all shares sold by CCTC will be placed into the corporate account and such funds shall be non-refundable to subscribers except as may be required by applicable law. CCTC will pay all expenses incurred in this offering.

Concurrently with this offering, there are an additional 2,266,500 shares of its common stock being offered for sale by selling shareholders. These shares will be offered initially at a fixed price of $.20 per share for the duration of the offering No amounts paid to the selling shareholders for the shares they are selling will go to CCTC. All proceeds from said shares will, instead, be retained by the selling shareholders. Initially, selling shareholders may seek a broker/dealer to sell their shares, however, if they are unable to do so, they will attempt to sell the shares themselves.

We are registering 250,000 shares of our common stock for sale on a “best efforts” basis. There is no requirement that we sell a minimum number of shares. If all 250,000 shares are not sold within 120 days from the date hereof,(which may be extended an additional 30 days in the sole discretion of CCTC), the offering for the balance of the shares will terminate and no further shares will be sold.

This is the initial registration of any of our securities. Prior to this registration, there has been no public market for the shares of common stock. It is unlikely that an active public trading market can be established or sustained in the foreseeable future. There is a high degree of risk involved with this investment, due to the fact that it is in its developmental stage and there is no market for the securities being purchased. You are referred to risk factors on page 10 for further information.

	PRICE TO PUBLIC		UNDERWRITING DISCOUNTS DISCOUNTS OR COMMISSIONS	PROCEEDS TO COMPANY
Per share as offered	$0.20		None	$.20
by CCTC

Total number of shares	$50,000		None	100%
offered by CCTC (250,000)

Per share (offered by	$0.20	(1)	None (2)	None
selling shareholders)

Total shares offered	$13,300		None	None
by selling shareholders(66,500)

(1)     The quoted price is the initial asking price by the selling shareholders. In the event that a market is created to trade these shares, the shares will be offered at the fixed price of $.20 per share for the duration of the offering.

(2)     At present, the selling shareholders have no agreements with any broker/dealer to sell these shares. In the event that shares are sold through a broker/dealer, a standard commission will be paid from the proceeds to that broker/dealer.

The securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The offering will remain open for 120 days, and an additional 30 days at the sole discretion of our management, unless the total proceeds are earlier received or we determine, in our sole discretion, to cease selling efforts.

THE DATE OF THIS PROSPECTUS IS November 10, 2003

        This prospectus is not an offer to sell securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

INSIDE FRONT AND OUTSIDE BACK COVER OF THE PROSPECTUS:

Until March 10, 2003 (120 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary highlights information contained elsewhere in the prospectus. It does not contain all the information you should consider. You should also read the more detailed information set out in this prospectus including the “Risk Factors” section and the Financial Statements and Notes before making an investment.

CCTC was incorporated on August 16, 2002 and its fiscal year ends December 31. Since its incorporation CCTC has been in its developmental stages. CCTC has had little revenue from operations since its inception and has incurred, and continues to incur, operating losses. CCTC anticipates obtaining future revenues from the import and sale of artworks and crafts produced primarily in Ghana, Africa by skilled native artisans and craftsmen. The company has procured $500 of artworks and crafts for purposes of providing samples for further marketing of the product and initial sales. At the present time, we have limited financial resources from which to conduct additional marketing studies. The company plans to expend 50 % of the proceeds it receives from this offering, less operating proceeds, on marketing in order to expand the size and demographics of its market.

The Corporation currently has 2,266,500 shares of its $.001 par value common shares outstanding. Upon the successful completion of this offering, CCTC will have 2,516,500 shares outstanding.

The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

ORGANIZATION

CCTC was incorporated on August 16, 2002 in the State of New York. The Company’s principal offices are located at 301 West 53 Street, 6C, New York, New York 10019. Its telephone number is (646) 215-3583. CCTC has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, CCTC has purchased a computer, monitor and an all-in-one printer, fax, scanner and copier. CCTC also obtained an inventory of several artworks and crafts directly from Ghana during a visit by an officer of the company. Imported items included the following:

Ashanti Stools
Leather Purses, Sandals, Book Bags & Wallets
Leather Footrests
Bracelets & Beads
Authentic Kente Cloth
Statutes, and an assortment of additional Wood Carvings
Raffia Baskets
Ashanti Dolls
Traditional Games

CCTC has made no other significant purchases. It has not sold any assets, nor has it been involved in any mergers, acquisitions or consolidations.

CCTC must first raise sufficient capital to market the artworks and crafts and to procure and maintain necessary inventory levels. It will be necessary for CCTC to develop a group of independent domestic distributors to distribute the artworks and crafts to the marketplace. CCTC has orally negotiated for both Lizmof Enterprise, a Ghana based independent foreign dealer and distributor in art, craft and general merchants, and Gye Nyame Handicraft Co., Producers and Exporters, to produce and distribute artworks and crafts to the company’s office in the United States.

Although the artworks and crafts are authentically produced in Ghana, there are other uniquely produced artworks and crafts from Africa currently in the marketplace that may be suitable substitutes for artworks and crafts produced in Ghana. Therefore, CCTC anticipates a substantial amount of competition in the marketplace once the products are ready to be sold.

It is doubtful if CCTC can continue as a going concern if additional capital is not raised. CCTC requires this capital to proceed with the importation of inventory and to adequately market and sell our products. It may be necessary for CCTC to expand the selection of artworks and crafts imported so that it can present a full line of products to the marketplace. At the present time, it is anticipated by the management of CCTC that it will take approximately 3 to 4 months in order to secure the necessary financing to go forward with its plans to import and market its product. The management of CCTC has determined that it is necessary to seek an additional $50,000.00 of capitalization at this time through the offering of stock. If additional funds are necessary to continue to market and sustain operations until we are able to sustain operations through sales, then CCTC will seek loans. If, after seeking sources of debt to proceed with CCTC’s operations, management determines that it is unlikely that it will be successful in obtaining debt financing, management reserves the right to seek other sources of funding through either a private placement or through future offerings of publicly traded common stock. Should this occur, any investor who purchases through this offering will experience additional dilution in its ownership of this company.

CCTC anticipates that it will continue to experience operating losses for a period of at least one year and possibly longer.

Mr.     Kwajo M. Sarfoh and Mr. Trae. O. High are the only officers of the Company. CCTC has no other employees at this time and does not expect to hire any staff until future operations deem it to be necessary. At the present time, CCTC has no binding contractual commitments that would create a future liability.

Summary Financial Information

The summary financial information set forth below is derived from the more detailed financial information appearing elsewhere in this prospectus. We have prepared our financial statements contained in this prospectus in accordance with generally acceptable accounting practices in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

CAPE COASTAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET For The Period Ended JUNE 30, 2003 (UNAUDITED)

ASSETS

CURRENT ASSETS
Cash	$3,393
Inventory	425

Total current assets	3,818

FIXED ASSETS, NET	1,875

TOTAL ASSETS	$5,693

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	300
Payable to shareholder	1,325

TOTAL current liabilities	1,625

STOCKHOLDERS' EQUITY
Common stock: $.001 par value; 50,000,000
shares authorized, 2,266,500 issued and
outstanding	2,266
Paid-in capital	7,673
Retained deficit accumulated in the development stage	(5,871)
Total stockholders' deficit	4,068

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,693

CAPE COASTAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF LOSS FOR THE PERIOD FROM
JANUARY 1, 2003 TO JUNE 30, 2003

REVENUES
Sales	$ 125
Cost of Goods Sold	$ 75

Gross Profit	$ 50

EXPENSES
General and administrative	$ 1,520
Franchise tax	$ 455

Loss from operations before taxes	$(1,975)

PROVISION FOR INCOME TAXES
Net loss	$(1,925)

LOSS PER SHARE
Basic and diluted	$ (0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	2,232,521

RISK FACTORS

The securities offered herein are highly speculative and should be purchased only by persons who can afford to lose their entire investment in CCTC. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus.

Management lacks operational experience in the artworks and crafts retail industry.

CCTC is a start-up company that markets and sells products that it imports and exports. Messrs. Sarfoh and High, the current officers of CCTC, have effective control over all decisions regarding both policy and operations of CCTC with no oversight from other management. Messrs. Sarfoh and High do not have any experience in the area of starting-up and properly staffing a company, operating an import and export business, or operating an Internet business. The success of CCTC is contingent upon these individuals’ ability to make appropriate business decisions in these areas. It is possible that this lack of relevant operational experience could prevent CCTC from becoming a profitable business and an investor from obtaining a return on his investment in CCTC.

Additional capital investment in CCTC may not result in future profits.

CCTC is operating at a loss which may continue in the future. It cannot be determined if an additional capital investment in CCTC will permit CCTC to recognize a profit in the future. As of June 30, 2003, CCTC has sustained operating losses of $5,871.00. The amount of this loss should not be indicative of future losses sustainable by CCTC. As of June 30, 2003, CCTC had expended only a small amount of office expenses and had not yet begun accruing any expenses with regard to the actual anticipated operating costs. CCTC intends to utilize any funds raised through this offering toward expenses necessary to market, procure the delivery of its products, and operate its business.

Management may have underestimated the size of the consumer market for their products, which may negatively impact future sales and profits.

At the present time, CCTC has only evaluated the marketability of its products, based upon the management’s perception of the potential value of African artworks and crafts in the marketplace. Once CCTC obtains the necessary capitalization, it will immediately commence direct and targeted marketing of its products, other than on its website at www.ghanacrafts.com and to 100 selected Historically Black Colleges and Universities (“HBCU’s”). CCTC’s website has just been launched on the World Wide Web and it is too premature to anticipate how the website will, if at all, aid CCTC in its marketing efforts. In the event marketing efforts reveal that the product is not marketable, CCTC will not have a potential source of income and it will be necessary for CCTC to seek another means of obtaining income or the business will fail.

Consumers may not adopt the internet as a way of buying African artworks and crafts, which would prevent us from becoming profitable.

We may not be able to convert a large number of consumers who purchase African artworks and crafts, both while visiting Africa, and from traditional shopping methods, to online shopping for African artworks and crafts. As a result CCTC may never achieve widespread customer acceptance of shopping for African artworks and crafts online. Specifically, consumers may not wish to change the way they purchase art and may feel it is necessary to view the actual works of arts and crafts rather than pictures before purchasing them. In addition, consumers may not be willing to make orders online due to the perceived difficulty of placing complex orders online or pricing that does not meet customer expectations of finding competitive prices on the Internet. As a result, we may never derive sufficient revenues from our online retail operations division in order to become a profitable enterprise, which could have a materially adverse impact on our business, results of operations and financial condition.

CCTC may not be able to differentiate its artworks and crafts from competitors which may adversely impact the company’s ability to recognize a profit.

CCTC will be competing with importers of artworks and crafts who sell similar products to the company’s target population and have already established a market for their products. An investor’s ability to realize a return on their purchase of shares will be dependent upon management’s ability to differentiate their artworks and crafts from competitive artworks and crafts currently in the marketplace. CCTC will focus its marketing on the authentic designs of its products and target the segments of the industry that will best appreciate this design.

CCTC does not have formalized agreements with its suppliers which could result in increased acquisition costs.

CCTC’s agreement with Lizmof Enterprise and Gye Nyame Handicraft Co. Producers and Exporters are oral in nature. No formalized contract has been entered into thus exposing the company to market price fluctuations which could result in increased product acquisition costs. CCTC expects to formalize an agreement with the above named suppliers upon depletion of its current inventory on hand or upon receiving a specialized customer order from its website. In order to compete, CCTC will have to be assured that it can continually procure a quality product at a competitive price. The lack of a written contract could expose CCTC to increased prices per unit.

Our principal stockholder controls the business affairs of CCTC and thus investors will have limited or no participation in our business affairs.

Currently, our principal stockholder and President, Kwajo Sarfoh, owns approximately 79.4% of our common stock. As a result, he will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow him to significantly control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

In the event the offering is not fully subscribed, CCTC may not have sufficient capital to procure its products, which could cause investors to lose all or a part of their investment in us.

CCTC must receive 100% of the maximum proceeds of this offering in order to properly bring the products to market. If CCTC receives less than 100%, CCTC will be able to operate, however, it will be necessary to seek additional sources of financing. If CCTC does not raise at least 50% of the maximum proceeds, it will not be able to operate. In this event, CCTC will seek additional financing, however, the financing to be sought may not be forthcoming and even if additional financing becomes available, it may not be available on terms that are favorable to CCTC. In the event that it cannot sell all of the shares being offered or obtain adequate financing, CCTC will concentrate its efforts on the purchase of debt. However, it may become necessary for CCTC to sell additional stock in one or more private placements or subsequent public offerings. If CCTC cannot obtain at least $25,000 in financing, it will have to cease operations and the investor’s investment will be lost.

CCTC may not recognize an operating profit in the future unless it can employ experienced management to operate the business on a full-time basis.

CCTC is currently dependent upon the efforts of Messrs. Sarfoh and High. Specifically, the company’s performance is substantially dependent on the performance of Mr. Sarfoh, its president. The loss of the services of Mr. Sarfoh could have a materially adverse impact on our business, results of operations or financial condition. In addition, the absence of Mr. Sarfoh will force us to seek a replacement who may have less experience, limited direct access to the markets and artisans in Ghana or who may not understand our business as well, or we may not be able to find a suitable replacement.

A conflict of interest may arise regarding the amount of time that CCTCs current officers can devote to CCTC business activities.

CCTC’s officers are only engaged in the business activities of CCTC on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to CCTC’s business activities and the amount of time required to be devoted to such other activities. Messrs. Sarfoh and High, CCTC’s current officers, are engaged in the practice of public accountancy on a full-time basis. They devote 20 hours per week to CCTC’s business activities. This amount of time historically has been sufficient to satisfy the business needs of CCTC. Subsequently to this offering, CCTC will increase its business activities in terms of marketing, product procurement, sales, and administration. This increase in business activities will require that CCTC’s officers engage in the business activities of CCTC on a full-time basis, thereby causing Messrs. Sarfoh and High a conflict of interest.

CCTC has not entered into binding employment contracts with Messrs. Sarfoh and High requiring them to devote sufficient time to CCTC business activities, thereby potentially inhibiting CCTCs ability to grow its business.

In the event that there is a conflict of interest and Messrs. Sarfoh and High are not willing to devote more time to CCTC’s business activities, they may either employ full-time employees who have the experience and expertise necessary to bring the artworks and crafts to market, resign after finding suitable successors or cease operations, causing investors to lose their investment in us. While it is expected that other management will be added over time, there are no assurances that such will occur. If management does not devote adequate time or find experienced employees, investors will lose their investment in us.

CCTC does not expect to pay cash dividends, which may lower expected returns for investors.

When making an investment in CCTC, an investor should not expect to receive cash dividends from CCTC. An investor must evaluate the potential for his return on his investment, based upon the investor’s future ability to sell the shares purchased through this offering for a greater amount in the future. The holders of CCTC common stock are entitled to receive dividends when and if declared by the Board of Directors. CCTC does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, CCTC has not paid cash dividends on its common stock.

There is not an established market for shares of CCTC common stock, which could make markets for these shares highly illiquid.

Investors may not be able to sell shares acquired in this offering because CCTC common stock is not currently publicly traded. It is unlikely that any active public trading market can be established or sustained in the foreseeable future. CCTC intends to have its common stock quoted on the OTC electronic bulletin board as soon as practicable, however, there can be no assurance that CCTC shares will be quoted on the over the counter bulletin board. Until there is an established trading market, holders of CCTC common stock will find it difficult to sell or to obtain accurate quotations for the price of the common stock. CCTC does not currently meet the requirement to have shares listed on the American Stock Exchange (“AMEX”) or the NASDAQ stock market, therefore, any market for securities that does develop will be highly illiquid. It is unknown whether CCTC common shares will achieve sufficient distribution or that it will be able to obtain the number of market makers necessary to obtain listing on the NASDAQ stock market in the foreseeable future.

CCTC shares are considered penny stock, which may impact an investors ability to re-sell their shares in the public market.

Federal law imposes additional disclosure requirements for this stock, which may have a materially adverse impact on the investors’ ability to resell their shares in the public market. CCTC’s common stock is currently considered a “Penny Stock,” “as defined under Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, under federal securities laws since its market price is below $5.00 per share. Federal rules and regulations under the Securities Exchange Act of 1934, generally impose additional sale practice and disclosure requirements on broker/dealers who sell or recommend CCTC’s shares to certain investors. Broker/dealers who sell Penny Stock to certain types of investors may be required to comply with the Securities and Exchange Commission’s regulations concerning the transfer of Penny Stock. If an exemption is not available, these regulations require broker/dealers to make a suitability determination prior to selling Penny Stock to the purchaser, receive the purchaser’s written consent to the transaction, and provide certain written disclosures to the purchaser. These rules may affect the ability of broker/dealers to make a market in or to trade CCTC shares. In turn, this may impact the investors’ ability to re-sell those shares in the public market.

This offering makes no provisions for a refund to investors.

Even though CCTC’s business plan is based upon the complete subscription of the additional shares offered through this offering, the offering makes no provisions for a refund to an investor. CCTC will utilize all amounts received from newly issued stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable CCTC to go forward with its planned operations. Any funds received from the sale of newly issued stock will be placed into CCTC’s corporate bank account. The management of CCTC does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by CCTC, those funds will be placed into the Corporate bank account and may be used at the discretion of management.

Our auditor has expressed substantial doubt about the continuing operation of our business.

The capital placed into CCTC through this offering may not be sufficient to permit CCTC to continue operations as an ongoing business. An investor should be aware that his investment will be lost if the Company cannot continue to operate. The projected need for additional capital in our business may not be sufficient to sustain CCTC’s operation over the next 12 months. Therefore, even if all of the shares offered pursuant to this offering are purchased, the investors’ investment may be of little or no value should future events not occur as projected.

Uncertainty exists as to whether our business will have sufficient funds to fulfill our business plans over the next 12 months thereby making an investment in CCTC speculative.

We may require additional financing to procure the artworks and crafts and operate the business until sufficient revenue can be generated for us to be self-sustaining. Our management projects, in order to go forward as an operating entity and properly bring its products to market, that it will spend approximately $50,000.00 over the next 12 months to cover costs involved in the marketing and distribution of our products and the cost of advertising. In the event that we are unable to generate sufficient revenues and before all of the funds now held by us and obtained by us through this offering are expended, the business will fail and the investment made in CCTC will become worthless.

FORWARD LOOKING STATEMENTS

The statements, other than statements of historical fact, included in this prospectus are forward-looking statements. Forward-looking statements generally can be identified by forward-looking terminology such as “may,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” or “believe.” CCTC believes that the expectations reflected in such forward-looking statements are accurate. However, CCTC cannot assure that such expectations will occur. The factual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: CCTC’s ability to continue to operate CCTC through equity and debt financing, larger competitors’ response to the entry of the artworks and crafts into the marketplace, adverse public response and lack of demand for the artworks and crafts, or the adverse impact on the sales of the artworks and crafts by virtue of outside suppliers being unable to either manufacture the product or manufacture and deliver the product to meet demand.

USE OF PROCEEDS

This offering has no minimum offering amount. The maximum amount sought to be raised for CCTC from this offering is $50,000.00 (the remaining $13,300.00 in this offering is shares sold by selling shareholders). CCTC intends to raise $50,000.00 from the sale of 250,000 shares at $0.20 per share. CCTC intends to use these proceeds in the following descending order of priority, based upon the percentage of the offering that is actually sold:

EXPENDITURE ITEM	100%	75%	50%	25%	10%

Gross Aggregate Proceeds	$50,000	$37,500	$25,000	$12,500	$5,000
Offering Expenses	$5,841	$5,841	$5,841	$5,841	$5,841
Net Offering Proceed	$44,159	$31,659	$19,160	$6,659	$(841)
*Marketing (50%)	$22,080	$15,830	$9,580	$3,330	$--
*Initial Product Cost (45%)	$19,872	$14,247	$8,622	$2,997	$--
*Selling & administrative(5%)	$2,207	$1,582	$958	$333	$--

* The percentages are based upon the Net Offering Proceeds received.

The above listing indicates the reduction in the expenditures based upon the percentage of the offering actually sold. In all instances, the net proceeds from the sale of common stock, as received, will first be allocated towards marketing until the dollar amount for marketing is received. Thereafter, funds, as received, will be allocated 45% and 5% to initial product cost and selling & administrative, respectively.

CCTC has no commitment or intent to use any proceeds from this offering to satisfy current liabilities or salaries to management or control persons, but will instead pay its current liabilities from revenues from operations.

The above categories reflect the following expenditures:

MARKETING COSTS: The Board of Directors of CCTC has placed a high priority on the allocation of the proceeds from the sale of shares to marketing costs. Marketing costs are the costs that will be incurred in advertising the artworks and crafts in publications and in the bookstores of certain selected 100 Historically Black Colleges and Universities (“HBCU”), costs involved with production of brochures of the Company’s products, and the cost of establishing, upgrading, and maintaining a commercially viable Internet website.

INITIAL PRODUCT COSTS: The initial product costs outlined in the Use of Proceeds is an estimate of the cost for the initial artworks and crafts to be purchased from Lizmof Enterprise and Gye Nyame Handicraft Co. Producers and Exporters, and associated delivery expenses of the inventory to the company’s New York office in the United States.

SELLING AND ADMINISTRATIVE EXPENSES: This is the cost associated with the operation of the business. This category includes the cost of telephone charges, the monthly storage fee to store the products imported from Ghana, supplies, and other administrative expenses. Currently, CCTC does not incur a storage fee for its inventory as these products reside at company’s office in New York.

The Board of Directors of CCTC maintains that it will be necessary for CCTC to receive at least 50 percent of the maximum sought to be raised through this offering, in order for CCTC to go forward from its developmental stages to a fully operating company.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common shares of CCTC. The offering prices for the shares to be sold pursuant to this offering has been set at a fixed price of $.20 per share for the duration of this offering. The offering price is higher than the price of CCTC’s common stock when it was sold to the existing shareholders through a private placement. The initial offering price for the shares, which were purchased by Mr. Kwajo M. Sarfoh in the registrant’s initial offering, was $.00115 per share. The selling shareholders have purchased their shares in CCTC for $.10 per share.

With respect to the common shares being offered for sale by the selling shareholders, the offering price will be a fixed price of $.20 per share for the duration of the offering.

The management of CCTC has set the offering price for the new shares to be issued as part of this offering largely based upon the cash needs of the Company to go forward. The additional factors considered when determining the sales price of the new shares in this offering are the lack of liquidity in the shares (since there is presently no public market for the resale of these shares), and the high level of risk considering the lack of operating history of CCTC.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to CCTC’s existing shareholders. However, the 250,000 shares of common stock which is to be sold by CCTC as part of this offering, will create an immediate dilution to the purchasers of those shares. The initial common shares sold by CCTC were sold to Mr. Kwajo M. Sarfoh in a private offering for a value of $.00115 per share. On September 15, 2002, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to Trae High for consulting services provided to the Company amounting to $200.00. Additionally, on March 15, 2003, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to David Loev in consideration for $200.00. Mr. Loev, along with Mr. Sarfoh and Mr. High, is a founder of CCTC.

In the first 11 months of operation of, CCTC has experienced accumulative operating loss of approximately $ 5,871.00. This amount does not reflect expenditures which have been made by CCTC since its last statement, nor does it reflect any accrued liabilities of CCTC which may have occurred since the last statement. In the event all new common shares included in this offering are sold, the dilution experienced by the purchasers of these shares will be substantial. The effect of the dilution based on the June 30, 2003 financial statements is described as follows:

	Prior to Offering	Upon Completion of Offering
Net tangible book value per share	$--	$0.02

Amount of the increase in the above described net tangible book value per share attributable to the cash payments made by the purchasers of the shares being offered is $0.00 per share. The amount of immediate dilution from the public offering price which will be absorbed by the purchasers of these common shares will be $0.18 per share.

In the event that only a nominal amount of new common shares included in this offering are sold, such as 20% of the offering, the dilution upon the investors shares is described as follows:

	Prior to Offering	Upon Completion of Offering
Net tangible book value per share	$--	$--

Amount of the increase in the above described net tangible book value per share attributable to the cash payments made by the purchasers of the shares being offered is $ $0 per share. The amount of immediate dilution from the public offering price which will be absorbed by the purchasers of these common shares will be $0.20 per share.

SELLING SECURITY HOLDERS

We granted to the selling stockholders registration rights to enable them to sell the 66,500 shares of common stock. The selling shareholders named herein are offering 66,500 of the 316,500 shares of common shares offered through this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker-dealers. The shares include the following:

1.     From January 2003 to March 2003, the Registrant sold 66,500 shares of its common stock at $.10 per share for a total of $6,650.00. The selling shareholders acquired these shares from CCTC in an offering that was exempt from registration under Regulation D Rule 506 of the Securities Act of 1933. The shares were sold to 18 non-accredited investors who had access to all material information pertaining to the Registrant. The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The Company made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment. There was no general solicitation or general advertising used to market the securities. Also, the non-accredited investors were given a private placement memorandum containing the kind of information normally provided in a prospectus. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates indicating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

The following table provides, as of March 31, 2002, the information regarding the beneficial ownership of the common shares held by each of the selling shareholders including:

1.	The number of shares owned by each prior to this offering
2.	The total number of shares that are now being offered for each
3.	The total number of shares that will be owned by each upon the completion of this offering
4.	The percentage owned by each
5.	The identity of the beneficial holder of any entity that owns the shares

NAME AND ADDRESS OF SELLING SHAREHOLDER	SHARES OWNED PRIOR TO THIS OFFERING	TOTAL NUMBER OF SHARES BEING OFFERED FOR SELLING SHAREHOLDERS ACCOUNT	%AGE OF TOTAL SHARES OWNED UPON COMPLETION OF THIS OFFERING
Kwajo M. Sarfoh	1,800,000	0	71.95
301 West 53, 6C
New York, New York 10019

Trae O. High	200,000	0	7.95
505 West 54 Street, 313
New York, NY 10019

David L. Loev	200,000	0	7.95
1510 Crescent Oak Drive
Missouri City, TX 77459

Gabe Kuo	5,000	5,000	0.00
164 Eldridge Street
2nd Floor
NY, NY 10002

George Lee	3,500	3,500	0.00
138 Baxter Street
2nd floor
NY, NY 10013

Sheri Lewis	3,500	3,500	0.00
1 Tiffany Place
Apt 1B
NY, NY 11232

Rick Paz	5,000	5,000	0.00
860A West Ferry
Buffalo, NY 14209

Yvonne Sarfoh	3,500	3,500	0.00
1440 Newton Patent Court
Centreville, VA 20120

Alyson Thompson	3,500	3,500	0.00
35 Fairfield Drive
Oak Hills, NY 11412
Jason Wolf	3,500	3,500	0.00
20 Overlook Road
Caldwell, NJ 07006

Kevin Cadette	3,500	3,500	0.00
58 Meadow Road
Edison, N.J. 08817

Rania Margonis	5,000	5,000	0.00
945 North Barton Street
Apt. #301
Arlington VA, 22201

Locksley Rhodin	3,500	3,500	0.00
945 North Barton Street
Apt. #301
Arlington VA, 22201

Chis Davis	4,500	4,500	0.00
44 Little Brook
Pittsford, N.Y. 14534

Dan Lanka	5,000	5,000	0.00
19500 US 281 North
Apt. 1322
San Antonio, TX 78258

Sandy Choi	3,500	3,500	0.00
39a Gramercy Park North
Apt #1a
NY, NY 10010

Steve Warner	3,500	3,500	0.00
185 Washington Street
Saratoga Springs, NY 12866

Jim Green	3,500	3,500	0.00
185 Washington Street
Saratoga Springs, NY 12866

Hong Nan Young	3,500	3,500	0.00
3225 Turtle Blvd #1037
Dallas, TX 75219

Eli Hinckley	3,500	3,500	0.00
2414 N. Powhatan Street
Arlington, VA 22207

NOTE: Except as otherwise noted in the above table, the named shareholder beneficially owns (either individually or jointly as noted above), and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sell shares of common stock which are not being offered in this prospectus or purchases additional shares of common stock being offered by CCTC. The percentages are based upon 2,516,500 shares of common stock, which would be outstanding upon the successful completion of this offering.

NOTE: None of the selling shareholders or their beneficial owners has had a material relationship with CCTC other than that of shareholder, or has ever been an officer or director of CCTC.

PLAN OF DISTRIBUTION

The selling shareholders will sell their common shares at the fixed price of $.20 per share for the duration of the offering. Thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices in compliance with the Securities and Exchange Commission’s Rule 144. These shareholders may be underwriters as defined by the Securities Act. Shares held by shareholders that are not registered and sold pursuant to this registration statement will be sold pursuant to Rule 144. The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales;
5.	In any combination of these methods of distribution.

This sales price to the public will be fixed at $.20 per share for the duration of the offering, and thereafter may be:

1.	The market price prevailing at the time of sale;
2.	A price related to such prevailing market price; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal although no such market makers have been established at this time. Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or, if they act as an agent for the purchaser of such common stock from such purchaser. The selling shareholders may pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill their respective brokers’ or dealers’ commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter re-sell such shares from time to time, in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders may distribute shares to one or more of their partners who are unaffiliated with CCTC. CCTC provides no assurance that all or any of the common shares offered will be sold by the selling shareholders.

CCTC is bearing all costs related to the registration of its common shares and selling shareholders. The cost being borne by CCTC on behalf of selling shareholders is estimated at $1,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may deem to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with CCTC’s common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time as may be required by such broker or dealer;

3.	Not bid for or purchase any of CCTC’s securities or attempt to induce any person to purchase any of CCTC’s securities other than as permitted under the Securities Exchange Act.

Any broker or dealer participating in such transactions as agent, may receive a commission from selling shareholders in an amount not to exceed 10% of the purchase price. Further, such agents will be governed by the rules and regulations established under the Securities Act of 1933 and the Securities Exchange Act of 1934. The registrant will file a post-effective amendment to this registration, in the event a market maker or underwriter of the securities offered herein is established or identified.

With respect to the shares of common stock to be offered by CCTC, CCTC at the present time has no agreement with any underwriter for any type of underwriting of the shares to be offered by CCTC. Instead, Mr. Sarfoh, a founder and controlling person of CCTC, may, but will not be required to sell shares directly to investors or to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal. Mr. Sarfoh is not registered as a broker or dealer under the Exchange Act of 1934. Instead, he will derive the authority to sell CCTC’s shares to the public under the exemption contained in Rule 3a4-1 of the Exchange Act. Mr. Sarfoh qualifies under this exemption because, as an officer and director of CCTC, he is defined as an associated person of the issuer. As an associated person of the issuer, he will not be deemed to be a broker solely by reason of his participation in the sale of the common shares for CCTC since he meets all the requirements contained in the rule. These requirements are (1) he is not subject to any statutory disqualification; (2) he will not be compensated in connection with their participation either through the payment of commissions or any other remuneration based directly on the sale of the common shares; (3) he is not associated persons of a broker or a dealer; and (4) he has intended primarily to perform at the end of the offering, substantial duties for CCTC; he has not been a broker or dealer or an associated person of a broker or dealer within the past 12 months and will not participate in the selling of an offering of securities for any issuer more than once every 12 months (aside from certain other exceptions that are not pertinent to the sale of the common shares). Mr. High does qualify for the Rule 3a41 exemption, but will not participate in the offering. Mr. Loev does not qualify for the exemption and will also not participate in the offering.

We will file, during any period during which we are required to do so under our registration rights agreement with the selling stockholders, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act, that a supplemental prospectus be filed, disclosing: the name of any broker-dealers; the number of common shares involved; the price at which the common shares are to be sold; the commissions paid or discounts or concessions allowed to broker-dealers, where applicable; that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and any other facts material to the transaction.

LEGAL PROCEEDINGS

CCTC is not currently a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers currently serving the Company are as follows:

Name	Age	Position(s) Held
Kwajo M. Sarfoh	31	President, Director, and Treasurer
Trae O. High	32	Vice President, Director, and Secretary

Kwajo M. Sarfoh has served as our president, director and treasurer since our incorporation in August 2002. Mr. Sarfoh is a native citizen of Ghana, Africa and maintains established relationships within Ghana. Mr. Sarfoh has lived in the United States for over 27 years and currently resides in New York City. The diverse culture and artistic nature found within the United States leads Mr. Sarfoh to believe that an active market exists for the Company’s products. From September 2000 January 2001, Mr. Sarfoh was employed at Flott & Co. as a law associate specializing in international tax. Beginning August 2001, Mr. Sarfoh has worked as an federal tax consultant at Deloitte & Touche LLP. Mr. Sarfoh received a bachelor degree in economics from the State University of New York at Albany, a law degree from Boston University Law School, a masters in business administration from Boston University School of Management, and a masters of law in taxation from Georgetown University Law Center.

Trae O. High has served as an officer, director and secretary of the Company since its incorporation. From May 1998 to August 2000, Mr. High was employed with Excel Communications, Inc. as a tax research specialist. Beginning July 2001, Mr. High has worked as an international tax consultant at Deloitte & Touche LLP. Mr. High received his bachelor degree in business administration from the University of Texas at Austin, a master of science in accounting from University of Texas at Dallas, a law degree from Southern Methodist University, and a masters of law in taxation from Georgetown University Law Center in June 2001.

Neither Mr. Sarfoh, Mr. High nor Mr. Loev has been involved in any of the legal proceedings described in 401(d) of Regulation S-B during the past five years.

TERM OF OFFICE:

The Directors of CCTC are appointed for a period of one year or until such time as their replacements have been elected by the Shareholders. The Officers of the Corporation are appointed by the Board of Directors and hold office until they are removed by the Board.

SIGNIFICANT INDEPENDENT CONTRACTORS:

CCTC at this time has no full-time employees. The Officers of the Corporation are Mr. Kwajo M. Sarfoh and Trae O. High. It is anticipated that both Mr. Sarfoh and Mr. High will devote approximately 20-25 hours per week in the furtherance of the business. At such time as CCTC receives additional funding and operations deem it to be necessary, it will hire qualified employees to operate CCTC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of October 20, 2003 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Name and Address Number of Shares Owned	Number of Shares Owned Beneficially	Before Offering	After CCTC Offering(4)
Kwajo M. Sarfoh(1)	1,800,000	79.4%	71.5%

Trae O. High(2)	200,000	8.8%	7.95%

David L. Loev(3)	200,000	8.8%	7.95%

All officers	2,000,000	88.2%	79.5%
and directors
as a group(4)

(1)Address is 301 West 53rd Street, 6C, New York, NY 10019.
(2) Address is 505 West 54th Street, 313, New York, NY 10019.
(3) Address is 1510 Crescent Oak Drive, Missouri City, Texas 77459.
(4) Assumes the sale of 250,000 Shares offered hereby.

The percent of class is based on 2,266,500 shares of common stock issued and outstanding as of March 31, 2003, par value $.001 per share.

DESCRIPTION OF SECURITIES

CCTC’s authorized capital stock consists of 50,000,000 shares of common stock at a par value of $.001. On September 15, 2002, the Board of Directors, upon motion duly made, seconded and unanimously adopted, by amendment, the original Articles of Incorporation to approve the cancellation of the initial 500,000 shares of common stock issued at $.10 par value, to be replaced by the authorization of 5,000,000 shares of common stock at $.001 par value. The Certificate of Amendment to the Certificate of Incorporation of CCTC was filed and effective on September 30, 2002. On October 25, 2002, the Board of Directors, upon motion duly made, seconded and unanimously adopted, by amendment, the September 30, 2002, Certificate of Amendment to the Certificate of Incorporation of CCTC, to approve the cancellation of the 5,000,000 shares of common stock issued at $.001 par value, to be replaced by the authorization of 50,000,000 shares of common stock at $.001 par value. The Certificate of Amendment to the Certificate of Incorporation of CCTC was filed and effective on November 6, 2002. Accordingly, CCTC’s authorized capital stock consists of 50,000,000 shares of common stock at a par value of $.001. At the present time CCTC has 2,266,500 shares of common stock outstanding, which is held by 20 stockholders of record.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder for vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of a Director can elect all of the Directors. The holders of a majority of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by a proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A vote by a holder of the majority of outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution, or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. No such stock at this time exists. Holders of our common stock have no preemptive rights, no conversion rights and no redemption provisions applicable to the common stock.

DIVIDEND POLICY

There are no restrictions in CCTC’s Articles of Incorporation or Bylaws that prevent it from declaring dividends. We have not in the past paid any dividends and anticipate that we will retain any future earnings for use in the expansion and operation of our business. We do not anticipate paying any cash dividends in the foreseeable future. Any determination to pay dividends will depend upon our financial condition, results of operations and capital requirements.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus that has prepared or certified any part of this prospectus or has given an opinion on the validity of the securities being registered or upon the legal matters in connection with the registration or offering of the common stock was employed on a contingency basis. Further, no expert or counsel has or is to receive in connection with this offering, a substantial interest, direct or indirect, in CCTC Holdings, Inc. No expert or counsel named in this prospectus has been connected with CCTC as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Jason L. Karavias, our independent legal counsel, has provided an opinion on the validity of CCTC’s common stock.

The financial statements included in this prospectus and in the registration statement have been audited by Thomas Leger & Co. L.L.P., Certified Public Accountants, Inc., to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

Our By-Laws provide for the indemnification of directors, officers, employees and agents of the Company to the fullest extent provided by the Business Corporation Law of the State of New York. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Corporation where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

CCTC’s By-Laws provide that it will indemnify its Directors and Officers, and hold them harmless to the fullest extent legally permissible under the Business Corporation Law of the State of New York. These rights of indemnification shall not be exclusive of any other right which any Officer or Director may have or may thereafter acquire under any by-law, agreement, vote of stockholders, provision of law or otherwise.

The By-Laws require CCTC to pay all expenses, liability and losses (including attorney fees, judgments, fines and amounts paid or to be paid in the settlement of a matter), which are reasonably incurred or suffered by the Officer or Director. Any expenses of the Officer or Director incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred in an advance of the final determination of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

History

CCTC was incorporated on August 16, 2002 under the laws of the State of New York. In December of 2002, it acquired $500.00 of inventory through personal funds loaned from Kwajo M. Sarfoh. It is the intention of CCTC to sell this inventory. CCTC has no plans to seek a business combination with any other entity, or to act as a blank check company, as that term is defined in Rule 419 of Regulation C under the rules of the Securities Act of 1933.

CCTC’s President, Mr. Kwajo M. Sarfoh, received 1,800,000 shares of CCTC’s common stock in exchange for $2,539.00 of capital contributed to CCTC to fund general business operations. CCTC therefore valued the common shares of CCTC at approximately $.00115 per share and recorded the value on its books at $2,539.00. These shares were purchased effective September 15, 2002 by Mr. Sarfoh. Additionally, effective September 15, 2002, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to Trae O. High for consulting services provided to the Company amounting to $200.00. Additionally, on March 15, 2003, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to David Loev in consideration for $200.00. Mr. Loev, along with Mr. Sarfoh and Mr. High, is a founder of CCTC. The authorization and issuance to Mr. Loev relate back and are effective September 15, 2002, the date the Board of Directors authorized the issuance of shares to its other founders.

CCTC is a Company that is in its developmental stages and has been in existence for approximately twelve months. It has no prior operating experience and has no predecessor businesses from which it evolved. The management of CCTC has had no prior experience in starting-up a company and lack operational experience in the importation and sale of artworks and crafts. Further, no member of management has any experience in running an Internet company. To address two of these issues, CCTC consulted with Mr. Loev, a founder in CCTC, to advise the company in its start-up stage. Mr. Loev, has prior experience in assisting start-up companies with issues akin to a company at this stage. Cynthia Lin, CCTC’s website designer and consultant, has been contracted to construct CCTC’s user-friendly website.

The table below provides the estimated timeframe, action steps, and costs that the management of CCTC believes must be accomplished in the next 12 months in order to begin recognizing revenues:

	1. Website Design	2. Contact HBCU's: 1-100	3. Market Research / Marketing	4. Colleges & Universities - Other	5. Retail & Department Stores
Conditions/Contigencies	Securing website designer	Upon website completion, construction of 1 page advertisement and school bookstore contact personnel, address and phone number.	After 4th round of HBCU contact, CCTC will assess success of Item #2 and will then identify advertising agency	Upon completing Items #1, #2 & #3	Upon completion of Item #3
Estimated Funding	$ 700.00	$ 1,000	$2,000 - $4,000	$800 - $1,500	$2,500 -$10,000
Time Frame	Completed 7/10/03	9/15/03 1-25 (1st round); 10/15/03 26-50 (2nd round); 11/15/03 51-75 (3rd round); 12/15/03 76-100 (4th round)	12/16/03	1/1/04- 8/1/04	Mid-late 2004

The plan of operation of CCTC is to import and sell artworks and crafts produced in Ghana. CCTC is already in possession of $500.00 of such inventory. These artworks and crafts will be of high quality, certain of which will be available in varying sizes. The imported artworks and crafts will enable customers to enjoy the history and culture of Ghanaian people in a new way. The management of CCTC is aware that there are several different types of artworks and crafts from Ghana and other regions of Africa, which are currently available on the market. During the next 12 months, CCTC has five major goals in the sales and marketing of its products:

1.

Website Design and Construction: CCTC contracted Ms. Lin to design and construct a company website for use as a vehicle for the company to market and sell its products. CCTC’s website, www.ghanacrafts.com, is now up and operational on the World Wide Web. CCTC also contracted Ms. Lin to set up and coordinate the website to have shopping carts with payment services provided by Paypal and to place the company’s website on selected search engines. Ms. Lin will upgrade the website when necessitated by a growth in sales.

HostPC Internet Services:
On April 10, 2003, CCTC entered into a contract with HostPC Internet Services (“HostPC”), a provider of Internet World Wide Web page hosting and e-mail services. In return for an annual subscription fee of $49.90, CCTC secured rights to: (1) its domain name, www.ghanacrafts.com; (2) 350 MB disk space; (3) 4 GB transfer; (4) 50 POP3 email accounts; and (5) Ensim Control Panel. As consideration for the above services CCTC selected, CCTC agreed to pay HostPC the applicable service(s) fees. All fees payable under the contract are non-refundable unless HostPC provides otherwise. Pursuant to HostPC’s cancellation policy, CCTC can cancel the service, with or without cause, at any time in writing.

2.

Targeting of 100 HBCU’s: CCTC believes it can offer an immediate presence to African American students enrolled in the country’s over 100 HBCUs who seek authentic African products. Over the next 5 months, the Company will expend a considerable portion of its resources to obtain access to campus bookstores located at over 100 HBCUs. After a lengthy period of stagnation, overall college enrollment increased by 2 percent from 1999 to 2002, with nearly identical gains at two- and four-year institutions. Students of color had their largest enrollment increase, 5.6 percent, at the graduate level in 2000. They also exhibited progress at the undergraduate level, with an increase of 3.1 percent, and nearly 2 percent at the professional school level. Overall, college enrollment among students of color increased by more than 48 percent during the past decade, including a gain of nearly 15 percent since 1995. For the most recent year, minority students registered an enrollment gain of 3.3 percent.

CCTC believes this population to be a major market for its leather book bags, purses and jewelry. In particular, the Company believes that the hand-made leather book bags, with the African continent inscribed on the back, as well as other African symbols or college and university logos, will appeal to mature undergraduate, as well as graduate, African American students at HBCUs and other non-HBCUs. The hand-made leather book bags offer many of the common features currently available by traditional book bag providers, such as Jansport and Eastpak. The Company believes its authentic hand-made leather book bags will be able to compete successfully in this environment.

At such time as CCTC obtains necessary funding through this offering, the management anticipates that the first major direct effort in marketing the products will be to each HBCUs. CCTC will construct a one-page brochure of its leather products to be mailed to identified HBCU bookstore personnel in four rounds. Management believes that this approach will enable CCTC to better market its products with each succeeding round.

3. & 4.

Market / Marketing: At present, CCTC possesses approximately 20 sample artworks and crafts. It is in the process of making these samples available to retailers that sell to the artworks and crafts industry, to certain selected 100 HBCUs, and other consumers who seek authentic Ghanaian and other African products. The Company expects to serve a diversified customer base in various parts of the United States. These contacts are being made through the efforts of Mr. Sarfoh. CCTC intends to determine the market for authentic artworks and crafts from Ghana, Africa, the potential interest in department stores purchasing wood crafts, and the potential interest of college and university bookstores in purchasing book bags and certain other products, which could be successfully marketed in conjunction with the book bags. In particular, CCTC will specifically identify those colleges and universities not having only the largest percentage of African Americans students, but also the largest percentage of African Americans enrolled in the freshmen class. Management believes that the freshmen class will be the biggest source of revenue for its book bags. From this, management also believes that the revenues derived from book bag sales at all colleges and universities, inclusive of HBCUs, will be seasonal in nature, with increased revenues occurring at the beginning of the fall and winter semesters.

The management of CCTC is aware that although its authentic artworks and crafts are unique, it may not be prudent to import these products until it has the necessary market demand to indicate that there is a sufficient interest in the market for such products and, whether there is a sufficient interest in the products for department stores and colleges and universities to purchase CCTC’s imported artworks and crafts.

The management of CCTC understands the importance of a comprehensive marketing program in order to maximize its ability to sell the artworks and crafts. As such, as soon as funding is available, CCTC will commence the search to find an advertising agency to market its artworks and crafts. Although no contact has been initiated by CCTC, CCTC has identified Eworldwide Press Release Distribution (“Eworldwide”) as a potential agency to market its products. Eworldwide offers company distribution to: (1) Black Media; (2) College and University Press; (3) local and state media distribution; and (4) top 100 US Newspapers. Eworldwide also offers news release editing and writing services that would aid CCTC in crafting its image and reputation. Until funding is available, management will continue their search for a cost-effective advertising agency. CCTC is allocating a large amount of the proceeds obtained from this offering for advertising and marketing. It intends to reserve the exact allocations of marketing funds until such time as it has had the opportunity to review marketing plans from the agency that it employs. CCTC anticipates that a large amount of the funds allocated for marketing will be utilized in some form of advertising that is aimed at the population who would most enjoy the history and culture of African people.

5.

Retail & Department Stores: Management believes that retail stores offer the greatest source of revenue for the company’s stools, wood-works, and other home furnishing products. On several occasions management has observed Ghanaian artworks and crafts in stores such as Pier 1 Imports, Kmart, Wal-Mart, etc. The Company has decided to approach these companies in mid-late 2004 so as to gain the necessary management and operational experience and market research. Further, management believes that a listing on the OTC Bulletin Board will provide CCTC with a competitive advantage and increase its credibility amongst selected vendors. Management believes that public status on a recognized exchange will enable the company to obtain access to selected retail and department stores on more favorable contract terms.

Shipping and Handling: Based on oral negotiations with Lizmof Enterprise and Gye Nyame Handicraft Co. Producers and Exporters, CCTC expects that contracts entered into with these parties will provide for FOB Place of Shipment and that CCTC will pay for the attendant shipping costs.

As a promotional tool offered for a limited time on its website, CCTC is currently offering free shipping and handling for purchases of over $100, but will incur the initial shipping and handling costs for purchases below $100. At all times, shipping and handling costs incurred on the part of CCTC will be passed on to consumers through increased prices. As soon as practicable after obtaining the necessary capital, CCTC will commence seeking an established domestic shipping company to deliver ordered products within the United States. It is contemplated that during the first 12 months of production, CCTC will deliver a minimum of 2,000 units.

Competition

CCTC will be competing for market share with well-established importers of artworks and crafts both within the United States and abroad. There are many other importers of artworks and crafts which are currently marketed which can provide the same enjoyment as the Company’s artworks and crafts and which will be in direct competition in the marketplace with CCTC. Further, the lack of a brand name for CCTC’s artworks and crafts may adversely affect the public’s confidence in the products and its success in the marketplace. The presence of established competitors could adversely affect the ability of CCTC to successfully implement its business plan to sell its products.

CCTC has limited financial, marketing, technical and other resources that are necessary to implement its business plan. Many of CCTC’s competitors have significantly greater financial, marketing, technical and other resources than CCTC does. These competitors may be able to devote greater resources to the development, promotion and sale of competing artworks and crafts. Moreover, due to the size of these competitors, they may be able to import artworks and crafts with different designs, but with a similar function which can be marketed at a price lower than which CCTC can market its artworks and crafts.

Patents, Trademarks and Licenses

CCTC currently holds no patents, trademarks or licenses.

Need for Government Approval

The management of CCTC does not believe that there are any governmental restrictions on the importation and marketing of the artworks and crafts produced in Ghana.

However, data collection, protection, security and privacy issues are a growing concern in the U.S. and in many other countries around the world. Government regulation is evolving in these areas and could limit or restrict CCTC’s ability to market its products to consumers, increase our costs of operation and lead to a decrease in demand for our products. Federal, state and local governmental organizations, as well as foreign governments and regulatory agencies, are also considering legislative and regulatory proposals that directly govern Internet commerce, and will likely consider additional proposals in the future. We do not know how courts will interpret laws governing Internet commerce or the extent to which they will apply existing laws regulating issues such as property ownership, sales and other taxes, libel and personal privacy to the Internet. The growth and development of the market for online commerce has prompted calls for more stringent consumer protection laws that may impose additional burdens on companies that conduct business online.

Federal legislation imposing limits on the ability of states to tax Internet-based sales was enacted in 1998 and will exempt some sales transactions conducted over the internet from multiple or discriminatory state and local taxation. It is possible that this legislation will not be renewed when it terminates. Failure to renew this legislation could allow state and local governments to impose taxes on Internet-based sales, and these taxes could adversely affect our business, financial condition and results of operations.

Product Liability

Management does not anticipate any product liability claims against it. In the event, however, that CCTC lacks sufficient capital to obtain, or continue product liability insurance, any product liability claim which is filed against CCTC may result in the failure of CCTC, either as a result of costs expended by CCTC in defending the lawsuit or, as a result of CCTC being unable to satisfy a judgment taken against it.

Employees

Until such time as CCTC is in the position to commence the marketing of its products, it will not have any employees. All other services obtained by CCTC, prior to the first commercial order will be handled through the services of independent contractors. Once the initial order is placed, CCTC contemplates hiring one part-time employee for sales and marketing in order to permit CCTC to grow. CCTC also contemplates hiring one part-time employee to process orders, once sales dictate the need for such an employee.

Contingency Plan

The management of CCTC is aware that despite its best efforts, the sales of the artworks and crafts may not be sufficient to result in a profitable corporation. Since the sole purpose of organizing CCTC is to import and sell the artworks and crafts, the management of CCTC currently has no plans regarding the direction of CCTC, in the event it is unable to sell a sufficient quantity of the artworks and crafts to create a profitable business. The management of CCTC believes that even if it were unsuccessful in marketing the artworks and crafts, one option would be the sale of the inventory to an unrelated corporation or, through the combination of CCTC with another entity. While many future courses of action are possible, the management of CCTC has no intention to go forward with any business plan, other than the business plan set forth in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The Following Plan Of Operations Should Be Read In Conjunction With Our Financial Statements And The Related Notes Included Elsewhere In This Prospectus. This Prospectus Contains Certain Statements Of A Forward-Looking Nature Relating To Future Events Or Our Future Financial Performance. We Caution Prospective Investors That Such Statements Involve Risks And Uncertainties, And That Actual Events Or Results May Differ Materially. In Evaluating Such Statements, Prospective Investors Should Specifically Consider The Various Factors Identified In This Prospectus, Including The Matters Set Forth Under The Caption “Risk Factors” Contained Elsewhere In This Prospectus, Which Could Cause Actual Results To Differ Materially From Those Indicated By Such Forward-Looking Statements. We Disclaim Any Obligation To Update Information Contained In Any Forward-Looking Statement.

PLAN OF OPERATION

During the next 12 months, CCTC plans to continue as a company in its developmental stages. CCTC has raised from its prior offering, under Regulation D of the Securities Act of 1933, a total of $6,650.00, as ended on April 20, 2003. From this offering, $4,230.63 has been paid to Thomas Leger & Co. L.L.P. for accounting services, $1,250 has been paid to Jason Karavias, Esq. for legal services, $700.00 to Cynthia Lin for CCTC’s website construction, and $275.00 has been paid to New York State in compliance with New York’s Blue Sky Laws. The remaining funds raised in the Regulation D Rule 506 offering should be sufficient to satisfy operating costs estimated to be expended by CCTC through the end this offering,

From CCTC’s inception on August 16, 2002, through the end of CCTC’s last fiscal quarter, June 30, 2003 (approximately eight months), it has experienced an accumulated total net loss of $5,871.00. Since CCTC is in its developmental stage, it has had no revenues from the sale of goods and has incurred expenses of $ 5,921.00, which consisted primarily of legal and accounting fees of $2,481.00 and general and administrative costs of $2,785.00.

The additional amounts sought by CCTC through this offering may be sufficient to provide the necessary capital for CCTC to do the necessary marketing and procure the initial delivery of the imported artworks and crafts. The management of CCTC believes this amount will be sufficient. However, because the management of CCTC may run into unforeseen expenses, the amount raised through this offering may not be enough to provide CCTC with sufficient capital to bring the artworks and crafts to market. In the event that only a nominal amount of this offering is purchased by investors, CCTC may not have sufficient assets to go forward with its plan of operation, unless it is able to obtain capital from other sources.

Over the past several months, the Officers of CCTC have been involved in identifying two producers and exporters of artworks and crafts from Ghana. CCTC has arranged for both Lizmof Enterprise, a Ghana-based independent foreign dealer and distributor in art, craft and general merchants, and Gye Nyame Handicraft Co., a Ghana-based independent foreign producers and exporters dealer, to procure and distribute artworks and crafts to the company’s office in the United States.

CCTC has no written contracts with Lizmof Enterprise or Gye Nyame Handicraft Co. for the production and delivery of any artworks and crafts. The Officers of CCTC have recently forwarded to Lizmof Enterprise a list and description of the artworks and crafts to be produced and delivered to the company. Additionally, CCTC anticipates importing the first major order from Lizmof Enterprise within 60 days after receiving sufficient funding.

The inventory procured in December 2002 will mainly be utilized as samples in CCTC’s marketing efforts to obtain orders for the artworks and crafts. CCTC anticipates that the retail price of the artworks and crafts will be in the range of $15.00 to $500.00. CCTC expects to sell some of the initial inventory and receive a small amount of revenue therefrom.

THE NEXT TWELVE MONTHS

CCTC anticipates that within 12 months from the date that it markets its samples, CCTC will be in a better position to determine exactly how much should be expended with regard to the actual marketing costs involved in the advertising and promotion of the products. CCTC anticipates expending up to $22,000.00 in marketing costs including advertising in journals and print publications reviewed by consumers, specifically, African American students. These marketing efforts will commence upon the development and distribution of a Company brochure to selected targets. CCTC contemplates that, assuming full funding of its offering, the $22,000.00 presently allocated for marketing will be sufficient to permit continued marketing of the products until such time as CCTC can fund further marketing efforts through revenues earned by it.

Within 60 days after the date the Company receives sufficient funding, CCTC anticipates importing the first major order from Lizmof Enterprise. CCTC will have to principally rely upon proceeds from this offering in order to fund the initial order. This expenditure is considered priority expenditure by CCTC and CCTC will allocate the full cost of the initial order from proceeds received, even if full subscription of the offering is not attained.

Assuming that the market favorably reacts to the artworks and crafts, CCTC anticipates that it will take approximately 12 months from the date in which the first large order are available for sale in order to reach a level of profitability.

Within 30 days of the date that the first commercial order has commenced, CCTC may hire its first part-time employee. This employee will be responsible for the sales and marketing of the artworks and crafts. It is contemplated that this employee will be employed under terms that will provide for an hourly salary of $10 plus a commission based upon units sold. At such time as sales for the artworks and crafts reach a level of 20,000 to 30,000 units, CCTC will have to add a full-time administrative employee, in an executive position, to perform day-to-day operations at a salary of approximately $30,000.00. Additionally, a part-time hourly wage employee will be required for storage and shipping purposes. Since CCTC has allocated no funds for these individuals in the amount sought pursuant to this offering, these individuals will have to be paid from sales revenues as it becomes available.

CCTC anticipates requiring a minimum of $25,000 in funds through this offering. If CCTC does not raise at least 50% of the maximum proceeds, it will not be able to properly bring its products to market in the next 12 months without receiving additional financing. If the full amount is not received, CCTC will have to scale back its efforts proportionately. Should this occur, CCTC contemplates that the acceptance of the artworks and crafts in the market will be delayed and it will take a longer time for CCTC to generate sufficient revenues to become self-sustaining. In the event that the full amount sought is subscribed for, CCTC believes that a majority of the funds will be expended during a 12 month time frame.

DESCRIPTION OF PROPERTY

At the present time, CCTC’s principal office is located at 301 West 53, 6C, New York, New York, 10019. These offices are being utilized, rent-free, by CCTC and are leased by Mr. Sarfoh. There currently is no written agreement between Mr. Sarfoh and CCTC concerning the company’s rent-free use of office space. Currently, this location serves as the sales office and storage facility for CCTC. At such time, CCTC anticipates obtaining storage space for imported artworks and crafts in New York, New York. CCTC does not anticipate purchasing any real estate, nor, does it anticipate purchasing any real property for its office or storage facility. Management for CCTC believes that the rent-free space will be sufficient for the needs of the Company for at least the next 12 months, or until such time where company growth necessitates the need to find larger office space. Management believes that amounts saved on office rent enable CCTC to target limited resources on Company growth strategies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Sarfoh is a promoter of CCTC, further, he currently holds a control position in the business, owning a total of 79.4% of the outstanding common stock (directly and beneficially). Mr. Sarfoh is to receive no additional compensation from CCTC with regard to his efforts in selling the new common shares to be registered through this offering. In September 2002, the Company issued 1,800,000 shares of Company common stock to Mr. Sarfoh, in consideration for contributed capital of $2,539.00 in order to pay for incorporation costs and Company assets.

Trae O’Neil High is a promoter and founder of CCTC. In September 2002, the Company issued 200,000 shares of Company common stock to Trae O. High for consulting services provided to the Company. Specifically, Mr. High assisted CCTC in: (1)formulating our business plan; (2) arranging for our incorporation; and (3) keeping our books and records in order. The value of these services performed by Mr. High was $200.00. Mr. High currently holds a control position in the business, owning a total of 8.8% of the outstanding common stock (directly and beneficially).

Effective on March 15, 2003, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to David Loev in consideration for $200.00. Mr. Loev, along with Mr. Sarfoh and Mr. High, is a promoter and founder of CCTC. The authorization and issuance to Mr. Loev relate back and are effective September 15, 2002, the date the Board of Directors authorized the issuance of shares to its other founders. Mr. Loev currently holds a control position in the business, owning a total of 8.8% of the outstanding common stock (directly and beneficially). Mr. Loev has advised CCTC on matters related to initial start-up matters, including, but not limited to, incorporation matters, bylaws, Blue Sky Laws and private placement materials related to CCTCs Rule 506 Regulation D Offering. CCTC and Mr. Loev have not entered into any written agreement for his advisement on such matters and Mr. Loev has received no consideration for his advisement in such matters.

At the present time, CCTC’s principal office, located at 301 West 53, 6C, New York, New York, 10019, are being utilized, rent-free, by CCTC and are leased by Mr. Sarfoh. There currently is no written agreement between Mr. Sarfoh and CCTC concerning the company’s rent-free use of office space. Management for CCTC believes that the rent-free space will be sufficient for the needs of the Company for at least the next 12 months, or until such time where company growth necessitates the need to find larger office space.

There are no contractual agreements between Mr. Sarfoh and any other individual, whether a shareholder or not, and CCTC.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for CCTC’s common stock. The management of CCTC anticipates applying for trading in its common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, CCTC can provide no assurances that its shares will be traded on the bulletin board, or, if traded, that a public market will materialize.

HOLDERS OF CCTC COMMON STOCK

As of the date of this registration statement, CCTC has 20 registered shareholders.

RULE 144 SHARES

At present, 2,200,000 shares of CCTC common stock, beneficially owned by Messrs. Sarfoh, High and Loev, are available for resale to the public pursuant to Rule 144 of the Securities Act of 1933. In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of CCTC’s common stock then outstanding which, in the case of CCTC, will equal approximately 22,665 shares as of the date of this prospectus; or

2.	The average weekly trading volume of CCTC’s common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to availability of current public information about CCTC. As of the date of this prospectus, only the shares owned by Messrs. Sarfoh, High and Loev would qualify under Rule 144. In the future, Messrs. Sarfoh, High and Loev intend to offer their shares for resale to the public pursuant to Rule 144 of the Securities Act of 1933

Under  Rule  144(k), a person who is not one of our company’s affiliates at  any  time  during the three months preceding a  sale,  and  who  has beneficially  owned  the shares proposed to be sold  for  at  least  two years, is entitled to sell shares without complying with the manner  of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the shares that may be sold pursuant to Rule 144 after September 15, 2003.

EXECUTIVE COMPENSATION

The company’s two directors and executive officers, Mr. Sarfoh and Mr. High, did not accrue and do not receive any compensation for their services performed during the past fiscal year.

EMPLOYMENT AND RELATED AGREEMENTS

We do not have a written employment agreement or consulting agreement with Mr. Kwajo M. Sarfoh, our Director, President, Treasurer and Chief Financial Operator, or Mr. Trae O. High, our Director, Vice President and Secretary. Mr. Sarfoh and Mr. High provide their services to CCTC on a part-time basis.

FINANCIAL STATEMENTS

FINANCIAL STATEMENTS
INDEX TO THE FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS

Independent Auditor's Report	F-1

Balance Sheet
As of December 31, 2002	F-2

Statement of Loss
For the Period from Inception
(August 16, 2002) through December 31, 2002	F-3

Statement of Stockholders' Deficit
For the Period from Inception
(August 16, 2002) through December 31, 2002	F-4

Statement of Cash Flows
For the Period from Inception
(August 16, 2002) through December 31, 2002	F-5

Notes to the Financial Statement
For the Period from Inception
(August 16, 2002) through December 31, 2002	F-6 to F-9

UNAUDITED FINANCIAL STATEMENTS

Balance Sheet
As of March 31, 2003	F-10

Statement of Loss
For the Period from January 1, 2003
to JUNE 30, 2003	F-11

Statement of Cash Flows
For the Period from January 1, 2003
to JUNE 30, 2003	F-12

Notes to the Financial Statements
For the Period from January 1, 2003
to JUNE 30, 2003	F-13

INDEPENDENT AUDITOR'S REPORT

To the Board of DirectorsCape
Coastal Trading Corp.
(A Development Stage Company)

New York, NY

We have audited the accompanying balance sheet of Cape Coastal Trading Corp. (a New York Corporation and development stage company) as of December 31, 2002 and the related statement of loss, stockholders’ deficit, and cash flows for the period from inception (August 16, 2002), to December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cape Coastal Trading Corp., as of December 31, 2002 and its losses and cash flows for the period from inception (August 16,2002) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company focused on importing artworks and crafts from Ghana, Africa to sell to its vendors and customer in the U.S. The Company has had less than five months of activity and has incurred losses from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thomas Leger & Co., L.L.P.

Houston, Texas

        February 21, 2003, except for the second, third, and fourth paragraph of Note 5, and Note 6 as to which the date is March 31, 2003.

CAPE COASTAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2002

ASSETS

CURRENT ASSETS
Cash	122
Inventory	500

Total current assets	622

FIXED ASSETS, NET	2,187

TOTAL ASSETS	$2,809

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	2,781
Payable to shareholder	885

TOTAL CURRENT LIABILITIES	3,666

STOCKHOLDERS' DEFICIT
Common stock: $.001 par value; 50,000,000
shares authorized, 2,000,000 issued and outstanding	2,000

Paid-in capital	1,089

Retained deficit accumulated in the
development stage	(3,946)

Total stockholders' deficit	(857)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 2,809

The accompanying notes are an integral part of these financial statements.

CAPE COASTAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF LOSS FOR THE PERIOD FROM INCEPTION
(AUGUST 16, 2002) TO DECEMBER 31, 2002

EXPENSES
General and administrative	$1,265
Consulting fees	$200
Professional fees	$2,481

Total operating costs and expenses	$3,946
Loss from operations and before taxes	$(3,946)

PROVISION FOR INCOME TAXES
Net loss	$(3,946)
LOSS PER SHARE
Basic and diluted	$(0.00)
WEIGHED AVERAGE SHARES OUTSTANDING
Basic and diluted	2,000,000

The accompanying notes are an integral part of these financial statements.

CAPE COASTAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S DEFICIT FOR
THE PERIOD FROM INCEPTION (AUGUST 16, 2002) TO DECEMBER 31, 2002

	Date	Common Stock Shares	Amount	Additional Paid-In capital	Deficit accumulated during the development stage	Total
Balance,
August 16 2002,			$--	$--	$--	$--

Stock issued
For consulting
services ($.001
per share)	9/30/02	200,000	200	200

Stock issued
for accounts
payable ($.001
per share)	12/31/02	1,800,000	$1,800	$ 739	--	2,539

Capital
Contributions	12/31/02	--	--	350	--	350

Net Loss		--	--	--	(3,946)	(3,946)

Balance,
December
31, 2002		2,000,000	$2,000	$ 1,089	$(3,946)	$ (857)

The accompanying notes are an integral part of these financial statements.

CAPE COASTAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (AUGUST 16, 2002) TO DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(3,946)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	221
Stock Issued for consulting	200

Changes in assets and liabilities:
Inventories	(500)
Accounts payable	5,320
Payable to shareholder	885
Net cash used in operating activities	2,180
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(2,408)
Net cash used in investing activities	(2,408)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital contributions	350
Net cash provided by financing activities	350

INCREASE IN CASH	122
CASH AT BEGINNING OF PERIOD	--

CASH AT END OF PERIOD	$122
SUPPLEMENTAL INFORMATION
Interest paid	--
Income taxes paid	--
Stock issued for accounts payable	$2,539

The accompanying notes are an integral part of these financial statements.

CAPE COASTAL TRADING CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS FOR THE PERIOD FROM INCEPTION
(AUGUST 16, 2002) TO DECEMBER 31, 2002

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization:

Cape Coastal Trading Corp. (“The Company”) is a development stage company that was incorporated in New York on August 16, 2002. The Company is focused on importing artworks and crafts from Ghana, Africa to sell to its vendors and customers in the U.S. The Company is engaged in the planning, selection, and procurement of these products.

Basis of Presentation:

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosure. Accordingly, actual results could differ from those estimates.

Revenue Recognition:

The Company’s revenues are derived from the sale of arts and crafts from Ghana, Africa to customers in the U.S. To date, the company has not begun operations, as such, when operations commence revenues will be recognized once realizable and earned. Revenue from sales of products and related cost of products sold will be recognized when persuasive evidence of an arrangement exists, delivery has occurred, the seller’s price is fixed or determinable, and collectability is reasonable assured. This generally occurs when the customer receives the product at which time title passes to the customer. Revenues will be recorded net of any provisions for estimated product returns. Customers generally do not have the right to return product unless damaged or defective.

Cash and Cash Equivalents:

The Company considers all short-term securities purchased with an original maturity of three months or less to be cash equivalents.

Inventory:

Inventory is accounted for under the first in, first out method and are recorded at the lower of cost or market. Inventory consists of products for resale at December 31, 2002.

Property and Equipment:

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally three years. Routine repairs and maintenance costs are charged to operations as incurred while the costs of significant improvements are capitalized. The major class of property and equipment is computer equipment at $2,408. Depreciation expense and accumulated depreciation for the period ended was $221.

Income Taxes:

The Company uses the liability method of accounting for income taxes as set forth in SFAS No. 109, “Accounting for Income Taxes”. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization. Income tax expense is the current tax payable or refundable or the period plus or minus the net change in the deferred tax assets and liabilities.

Stock-Based Compensation:

SFAS No. 123, “Accounting for Stock-Based Compensation” prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by SFAS No. 123, the Company continues to apply the provisions of Accounting Principles Board Opinion No. 25 (“APB No. 25”) “Accounting for Stock issued to Employees” and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the determined fair value of the Company’s stock at the date of grant over the stock purchase price.

Net Loss Per Share:

Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average of common shares outstanding during the period. Diluted per share amounts assume the conversion, exercise, or issuance of all potential common stock instruments unless the effect is anti-dilutive, thereby reducing the loss or increasing the income per common share.

Recent Accounting Pronouncements:

In July 2001, the FASB issued Statement No. 142 “Goodwill and Other Intangible Assets”. Statement No. 142 requires the use of a nonamortization approach to account for purchased goodwill and indefinite lived intangibles. Under a nonamortization approach, goodwill and indefinite lived intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and indefinite lived intangibles is more than its fair value. The provisions of Statement No. 142 will be effective for the Company in fiscal 2003. Management does not expect this standard, when implemented, to have a material effect on its future results of operations or financial position.

In June 2001, the FASB issued Statement No. 143 “Accounting for Asset Retirement Obligations”. The statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement is effective for the Company in fiscal 2003. The Company does not expect the adoption of Statement No. 143 to have a material impact on the Company’s future results of operations or financial position.

In August 2001, the FASB issued Statement No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement supersedes Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of”, and the accounting and reporting provisions of APB Opinion 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”, for the disposal of a segment of a business. The statement is effective for the Company in fiscal 2003. The Company does not expect the adoption of Statement No. 144 to have a material impact on the Company’s future results of operations or financial position.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements.

SFAS 145 is effective for fiscal years beginning after May 15, 2002, with earlier adoption encouraged. The Company is required to adopt SFAS 145 effective January 1, 2003. The Company does not believe that the adoption of SFAS 145 will have a material effect on the Company’s financial position, results of operations, or cash flows.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 requires recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan under EITF No. 94-3. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not believe that the adoption of SFAS 146 will have a material effect on the Company’s financial position, results of operations, or cash flows.

    2.        GOING CONCERN

Since inception, the Company has been considered a development stage company and has not generated any operating revenue. There is substantial doubt that the Company will generate sufficient revenues during 2003 to meet its operating cash requirements. Accordingly, the Company’s ability to continue operations through 2003 depends on its success in obtaining equity financing in an amount sufficient to support its operations. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty. The Company intends to raise additional capital through private or public securities offerings.

3.     INCOME TAXES

At September 30, 2002, the Company had an operating loss of $3,946. This net operating loss provides a future tax benefit of approximately $1,342 computed at the statutory rate. This future tax benefit has a valuation allowance of $1,342.

4.     CONTINGENCIES

From time to time, the Company may be involved in litigation relating to claims arising out of its ordinary course of business. Management believes that there are no claims or actions pending or threatened against the Company, the ultimate disposition of which would have a material impact on the Company’s financial position, results of operations or cash flows.

5.     RELATED PARTY TRANSACTIONS

At December 31, 2002 the Company owed $885 to a major shareholder for purchases he made and expenses he paid on behalf of the Company.

On December 31, 2002, the Company issued 1,800,000 shares of stock for accounts payable in the amount of $2,539.00 to a major shareholder and officer.

Contributions of $350.00 were made to the Company by a major shareholder.

6.     SUBSEQUENT EVENT

On March 15, 2003, Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to an individual in consideration for $200,00.

CAPE COASTAL TRADING CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET JUNE 30, 2003
(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash	$3,393
Inventory	$425

Total current assets	$3,818

FIXED ASSETS, NET	$1,875

TOTAL ASSETS	$5,693

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$300
Payable to shareholder	$1,325

TOTAL current liabilities	$1,625

STOCKHOLDERS' EQUITY
Common stock: $.001 par value; 50,000,000
shares authorized, 2,266,500 issued and outstanding	$2,266
Paid-in capital	$7,673
Retained deficit accumulated in the development stage	$(5,871)

Total stockholders' deficit	$4,068

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,693

         The accompanying notes are an integral part of these financial statements.

CAPE COASTAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF LOSS FOR THE PERIOD FROM
JANUARY 1, 2003 TO JUNE 30, 2003

	For the three Months ended June 30, 2003	For the period from inception (August 16, 2002) through June 30, 2003
REVENUES
Sales	$125	$125
Cost of Goods Sold	$75	$75

Gross Profit	$50	$50

EXPENSES
General and administrative	$1,520	$2,785
Consulting fees	--	$200
Professional fees	--	$2,481
Franchise tax	$455	$455

Total operating costs and expenses	$1,975	$5,921

Loss from operations and before taxes	$(1,925)	$(5,871)

PROVISION FOR INCOME TAXES
Net loss	$(1,925)	$(5,871)

LOSS PER SHARE
Basic and diluted	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	2,232,521

         The accompanying notes are an integral part of these financial statements.

CAPE COASTAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2003 TO JUNE 30, 2003

	For the three Months ended June 30, 2003	For the period from inception (August 16, 2002) through June 30, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,925)	$(5,871)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	405	626
Stock Issued to founder	200	200
Stock Issued for consulting	--	200
Change in inventories	75	(425)
Change in accounts payable	(2,481)	2,839
Change in payable to shareholder	440	1325

Net cash used in operating activities	(3,060)	(880)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(93)	(2,501)
Net cash used in investing activities	(93)	(2,501)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	6,650	6,650
Proceeds from capital contributions	--	350
Net cash provided by financing activities	6,650	7,000

INCREASE IN CASH	3,271	3,393
CASH AT BEGINNING OF PERIOD	122	--
CASH AT END OF PERIOD	$3,393	$3,393

SUPPLEMENTAL INFORMATION
Interest paid	--	--
Income taxes paid	--	--
Stock issued for accounts payable	--	$2,539

CAPE COASTAL TRADING CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
FOR THE PERIOD JANUARY 1, 2003, TO JUNE 30, 2003

1. Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, these financial statements do not included all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

The interim unaudited financial statements contained herein includes, in management’s opinion, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Company’s financial position, results of operation, and cash flows for the periods presented.

The results of operation for the interim period shown on this report are not necessarily indicative for a full year. These financial statements should be read in conjunction with the Company’s financial statements and notes for the year ended December 31, 2002 included elsewhere in this filing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

CCTC has no changes in or disagreements with our accountants on accounting and financial disclosure.

2. Capital Stock

From January 2003 to March 2002, the Company sold 66,500 shares of common stock at $.10 per share in a Regulation D offering.

3. Related Party Transaction

On March 15, 2003, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to an individual in consideration for $200.00.

PART TWO: INFORMATION NOT REQUIRED ON PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission Registration Fee	$40.72
Federal taxes	0
State taxes and fees	0
Transfer agent fees	0
Accounting fees & expenses	$3,000.00
Legal fees & expenses	$1,500.00
Blue Sky fees & expenses	$300.00
Miscellaneous	$1,000.00

TOTAL	$5,840.72

All amounts are estimates other than the Commission’s Registration Fee.

CCTC is paying all expenses of the Offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

CCTC issued 1,800,000 shares of common stock on September 15, 2002 to Mr. Kwajo M. Sarfoh in exchange for $2,539.00 of capital contributed to CCTC to fund general business operations. CCTC therefore valued the common shares of CCTC at approximately $.00115 per share and recorded the value on its books at $2,539.00. Additionally, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to Trae O. High for consulting services provided to the Company amounting to $200.00. Additionally, effective on March 15, 2003, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to David Loev in consideration for $200.00. Mr. Loev, along with Mr. Sarfoh and Mr. High, is a founder of CCTC. The authorization and issuance to Mr. Loev relate back and are effective September 15, 2002, the date the Board of Directors authorized the issuance of shares to its other founders.

From January 2003 to March 2003, CCTC completed an Offering of 66,500 shares of its common stock at a price of $0.10 per share to a total of 18 purchasers. The last subscription for shares in this Offering was completed on March 31, 2002. The total amount received from this Offering was $6,650.00. All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons and the company made independent determinations that all of these persons were sophisticated investors, and that they were capable of analyzing the merits and risks of their investment.

In particular, our company confirmed that with respect to the exemption claimed under Rule 506 D and section 4(2) of the Securities Act of 1933, that:

(i)	Each purchaser referred to gave written assurance of investment intent without a view for resale and certificates for shares sold to each purchaser bear a legend consistent with such investment intent and restricting transfer:

(ii)	Sales were made to a limited number of persons. No general solicitation to the public was made in connection with such sales;

(iii)	Each purchaser represented in writing that they had sufficient sophistication to evaluate the investment and could afford to lose their entire investment without adversely affecting their lifestyle;

(iv)	Neither our company nor any person acting on our behalf offered or sold shares by means of any form of general solicitation or general advertising;

(v)	The purchasers represented in writing that they acquired the shares for their own accounts.

(vi)	shareholders have been placed on notice that their securities will need to be sold in compliance with Rule 144 of the Act, and may not be transferred otherwise.

EXHIBITS

Exhibit 3.1	Articles of Incorporation*
Exhibit 3.2	Bylaws*
Exhibit 4	Share Certificate*
Exhibit 6	Subscription Agreement*
Exhibit 99.2	Opinion and Consent of Legal Counsel
Exhibit 99.c	Registration Rights Agreement*
Exhibit 99.c1	Consent of Thomas Leger & Co. L.L.P., Certified Public Accountants*
Exhibit 99.13	Website Contract*
Exhibit 99.13	HostPC Contract*

_________________

*	Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-105393, on May 20, 2003 and amended September 23, 2003.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

2.

That for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

4.

To file during any period in which we offer or sell securities, a post effective amendment to this registration statement, to reflect in the prospectus any facts or events which, or individually or together, represent a fundamental change in the information in the registration statement.

5.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer or expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

31. SIGNATURES

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorizes this Registration Statement, Amendment No. 1 on Form SB-2/A, (to be signed on its’ behalf by the undersigned in the City of New York, State of New York, November 12, 2003.

CAPE COASTAL TRADING CORPORATION. /S/ Kwajo M. Sarfoh —————————————— Kwajo M. Sarfoh, President Date: November 12, 2003

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/S/ Kwajo M. Sarfoh —————————————— Kwajo M. Sarfoh, CFO, President, Director, Treasurer, Controller Date: November 12, 2003

/S/ Trae O. High —————————————— Trae O. High, Director, Vice President, Secretary Date: November 12, 2003